Exhibit 99.1

MP Materials Reports Third Quarter 2021 Results
Record Quarterly Production and Sales Volumes, Revenue and Net Income
Revenue Increased 143% Year-over-Year to $99.8 million
Net Income Increased 192% Year-over-Year to $42.8 million
Adjusted EBITDA Increased 488% Year-over-Year to $68.3 million

LAS VEGAS, Nev. – November 4, 2021 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), the largest rare earth materials producer in the Western Hemisphere, today announced its financial results for the three months ended September 30, 2021.
“The MP Materials team continues to deliver, with record quarterly production and shipments driving strong growth in revenue and Adjusted EBITDA,” said MP Materials Chairman and CEO, James H. Litinsky. “Our performance reflects continued execution and cost discipline at Mountain Pass coupled with strong global demand for rare earth materials. Also in the quarter, we continued to march toward our goal to restore the full rare earth supply chain to the United States, including progress on our Stage II optimization project and Stage III downstream expansion into magnetics.”

Third Quarter 2021 Financial and Operating Highlights

	For the three months ended September 30,		2021 vs. 2020
(unaudited)	2021	2020	Amount Change	% Change
Financial Measures:		(in thousands)
Revenue(1)	$99,754	$41,022	$58,732	143%
Net income	$42,763	$14,627	$28,136	192%
Adjusted EBITDA(2)	$68,287	$11,609	$56,678	488%
Adjusted Net Income(2)	$51,982	$7,245	$44,737	617%

Key Performance Indicators:	(in whole units or dollars)
REO production volume (MTs)	11,998	10,197	1,801	18%
REO sales volume (MTs)	12,814	9,429	3,385	36%
Realized price per REO MT(2)	$7,693	$3,393	$4,300	127%
Production cost per REO MT(2)	$1,449	$1,389	$60	4%
(1)Virtually all of our revenue pertains to product sales of our rare earth oxide concentrate.
(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, and Total Value Realized and Production Costs, which are used in the calculations of realized price per REO MT and production cost per REO MT. In addition, see tables below for reconciliations of non-GAAP financial measures to GAAP financial measures.
Revenue increased 143% year-over-year, driven by increases in the realized sales prices of rare earth oxide (“REO”) in concentrate as well as metric tons (“MT”) of REO sold. The realized sales price increase of 127% was due to higher demand for rare earths driving increased market prices. The 36% increase in MTs sold was mainly due to the higher production volumes as well as the timing of shipments, which fluctuate quarter-to-quarter but approximate production volumes over time. The 18% increase in production volumes compared to the third quarter of 2020 was due to improvements in the efficiency of our processing operations, including higher recoveries, mill feed rates and production hours. The increase in production hours was mainly due to planned maintenance in the prior year quarter as well as lower unplanned downtime in the current period.

Adjusted EBITDA increased 488% year-over-year, driven by higher per-unit profitability, partially offset by increased public company and growth and development costs. Per unit profitability improvements were driven primarily by higher realized prices. In addition, production costs would have declined slightly year-over-year in the third quarter when excluding the impact of costs associated with hiring ahead of our Stage II optimization project. On a reported basis, production cost of $1,449 per MT of REO increased 4% year-over-year mainly driven by the impact of employee headcount, discussed above, while production efficiencies achieved during the quarter more than offset higher material and supplies costs as well as COVID-19-impacted freight-in costs.
Net income increased 192% year-over-year, driven by the significantly higher Adjusted EBITDA in the third quarter of 2021. Net income in the third quarter of 2021 was also negatively impacted by higher depletion of the mineral rights resulting from the acquisition of Secure Natural Resources LLC (“SNR”) and non-cash, stock-based compensation expense related primarily to stock grants issued in connection with MP Materials becoming a public company. Adjusted Net Income increased by 617% year-over-year to $52.0 million, mainly due to the higher Adjusted EBITDA, partially offset by higher income tax expense related mainly to the higher pre-tax earnings.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, except share and per share data, unaudited)	2021	2020	2021	2020
Revenue:
Product sales	$98,581	$40,864	$230,842	$91,699
Other sales	1,173	158	2,001	433
Total revenue	99,754	41,022	232,843	92,132

Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	21,907	15,425	57,798	44,957
General and administrative	14,881	5,635	40,986	14,477
Advanced projects, development and other	1,327	11	2,436	96
Depreciation, depletion and amortization	6,951	2,179	19,767	4,832
Accretion of asset retirement and environmental obligations	595	563	1,780	1,691
Royalty expense to SNR	—	1,055	—	1,908
Write-down of inventories	—	—	1,809	—
Settlement charge	—	—	—	66,615
Total operating costs and expenses	45,661	24,868	124,576	134,576
Operating income (loss)	54,093	16,154	108,267	(42,444)
Other income, net	97	61	3,656	298
Interest expense, net	(2,624)	(1,713)	(6,417)	(3,582)
Income (loss) before income taxes	51,566	14,502	105,506	(45,728)
Income tax benefit (expense)	(8,803)	125	(19,458)	(211)
Net income (loss)	$42,763	$14,627	$86,048	$(45,939)

Net income (loss) per share:
Basic	$0.24	$0.20	$0.50	$(0.67)
Diluted	$0.23	$0.20	$0.47	$(0.67)

Weighted-average shares outstanding:
Basic	176,053,586	71,941,538	172,577,303	68,875,874
Diluted	193,215,313	71,941,538	188,639,373	68,875,874

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, unaudited)	2021	2020	2021	2020
Net income (loss)	$42,763	$14,627	$86,048	$(45,939)
Adjusted for:
Depreciation, depletion and amortization	6,951	2,179	19,767	4,832
Interest expense, net	2,624	1,713	6,417	3,582
Income tax expense (benefit)	8,803	(125)	19,458	211
Stock-based compensation expense(1)	4,552	—	14,723	—
Transaction-related and other non-recurring costs(2)	1,914	559	3,219	2,390
Accretion of asset retirement and environmental obligations	595	563	1,780	1,691
Loss on sale or disposal of long lived-assets, net(3)	182	—	219	—
Write-down of inventories(4)	—	—	1,809	—
Royalty expense to SNR	—	1,055	—	1,908
Settlement charge(5)	—	—	—	66,615
Tariff rebate(6)	—	(8,901)	(2,050)	(10,347)
Other income, net(7)	(97)	(61)	(3,656)	(298)
Adjusted EBITDA	$68,287	$11,609	$147,734	$24,645

(1)Principally included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations. Approximately $3.9 million and $11.7 million of the amounts for the three and nine months ended September 30, 2021, respectively, pertained to a one-time grant of stock awards to employees and executives upon the consummation of the business combination on November 17, 2020, whereby MP Mine Operations LLC and SNR were combined with Fortress Value Acquisition Corp., a special purpose acquisition company (“FVAC”) (the “Business Combination”), and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp.
(2)Amounts for the three and nine months ended September 30, 2021, relate to advisory, consulting, accounting, and legal expenses and settlements incurred in connection with non-recurring transactions, including secondary equity offerings, the redemption of the Company’s public warrants, and other matters. Amounts for the three and nine months ended September 30, 2020, relate to advisory, consulting, accounting and legal expenses in connection with the Business Combination and non-recurring costs for SAP implementation.
(3)Included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(4)Represents a non-cash write-down of a portion of our legacy low-grade stockpile inventory during the second quarter of 2021.
(5)In connection with terminating the Distribution and Marketing Agreement (“DMA”) with Shenghe in June 2020, we recognized a one-time, non-cash settlement charge.
(6)Represents non-cash revenue recognized in connection with tariff rebates received relating to product sales from prior periods.
(7)The amount for the nine months ended September 30, 2021, principally represents a non-cash gain recognized as a result of the Small Business Administration’s approval to forgive the Paycheck Protection Loan, which had a principal amount of $3.4 million.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, unaudited)	2021	2020	2021	2020
Net income (loss)	$42,763	$14,627	$86,048	$(45,939)
Adjusted for:
Depletion(1)	4,754	29	13,971	86
Stock-based compensation expense(2)	4,552	—	14,723	—
Transaction-related and other non-recurring costs(3)	1,914	559	3,219	2,390
Loss on sale or disposal of long-lived assets, net(4)	182	—	219	—
Write-down of inventories(5)	—	—	1,809	—
Royalty expense to SNR	—	1,055	—	1,908
Settlement charge(6)	—	—	—	66,615
Tariff rebate(7)	—	(8,901)	(2,050)	(10,347)
Other income, net(8)	(97)	(61)	(3,656)	(298)
Tax impact of adjustments above(9)	(2,086)	(63)	(5,398)	278
Adjusted Net Income	$51,982	$7,245	$108,885	$14,693
(1)Principally includes the depletion associated with the mineral rights for the rare earth ores contained in the Company’s mine, which were recorded in connection with the acquisition of SNR at fair value as of the date of the Business Combination, resulting in a significant step-up of the carrying amount of the asset.
(2)Principally included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations. Approximately $3.9 million and $11.7 million of the amounts for the three and nine months ended September 30, 2021, respectively, pertained to a one-time grant of stock awards to employees and executives upon the consummation of the Business Combination.
(3)Amounts for the three and nine months ended September 30, 2021, relate to advisory, consulting, accounting, and legal expenses and settlements incurred in connection with non-recurring transactions, including secondary equity offerings, the redemption of the Company’s public warrants, and other matters. Amounts for the three and nine months ended September 30, 2020, relate to advisory, consulting, accounting and legal expenses in connection with the Business Combination and non-recurring costs for SAP implementation.
(4)Included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(5)Represents a non-cash write-down of a portion of our legacy low-grade stockpile inventory during the second quarter of 2021.
(6)In connection with terminating the DMA with Shenghe in June 2020, we recognized a one-time, non-cash settlement charge.
(7)Represents non-cash revenue recognized in connection with tariff rebates received relating to product sales from prior periods.
(8)The amount for the nine months ended September 30, 2021, principally represents a non-cash gain recognized as a result of the Small Business Administration’s approval to forgive the Paycheck Protection Loan, which had a principal amount of $3.4 million.
(9)Tax impact of adjustments is calculated using an adjusted effective tax rate, excluding the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 18.5%, 19.1%, (0.9)%, and (0.5)% for the three and nine months ended September 30, 2021 and 2020, respectively. The rates for the three and nine months ended September 30, 2020, reflect a full valuation allowance.

Reconciliation of GAAP Product Sales to Non-GAAP Total Value Realized

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, unless otherwise stated, unaudited)	2021	2020	2021	2020
Product sales	$98,581	$40,864	$230,842	$91,699
Adjusted for:
Shenghe Implied Discount(1)	—	34	—	3,664
Tariff rebates(2)	—	(8,901)	(2,050)	(10,347)
Total Value Realized(3)	$98,581	$31,997	$228,792	$85,016

Total Value Realized(3)	$98,581	$31,997	$228,792	$85,016
Divided by:
REO sales volume (in MTs)	12,814	9,429	32,484	28,047
Realized price per REO MT (in dollars)(4)	$7,693	$3,393	$7,043	$3,031
(1)Represents the difference between the contractual amount realized by Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe”) and the amount of deferred revenue we recognized. The amount for the three months ended September 30, 2020, pertains to updates to estimates of variable consideration related to performance obligations satisfied prior June 5, 2020.
(2)The amounts pertain to tariff rebates due to the retroactive effect of lifting of Chinese tariffs in May 2020.
(3)See “Use of Non-GAAP Financial Measures” below for definition and further information.
(4)May not recompute as presented due to rounding.

Reconciliation of GAAP Cost of Sales to Non-GAAP Production Costs

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, unless otherwise stated, unaudited)	2021	2020	2021	2020
Cost of sales(1)	$21,907	$15,425	$57,798	$44,957
Adjusted for:
Stock-based compensation expense(2)	(542)	—	(2,438)	—
Shipping and freight	(2,795)	(2,184)	(7,076)	(6,096)
Other(3)	—	(144)	(79)	(406)
Production Costs(4)	$18,570	$13,097	$48,205	$38,455

Production Costs(4)	$18,570	$13,097	$48,205	$38,455
Divided by:
REO sales volume (in MTs)	12,814	9,429	32,484	28,047
Production cost per REO MT (in dollars)(5)	$1,449	$1,389	$1,484	$1,371
(1)Excluding depreciation, depletion and amortization.
(2)Pertains only to the amount of stock-based compensation expense included in cost of sales.
(3)Pertains primarily to costs attributable to sales of stockpiles.
(4)See “Use of Non-GAAP Financial Measures” below for definition and further information.
(5)May not recompute as presented due to rounding.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, November 4, 2021. To access the conference call, participants should dial 1-844-200-6205 and international participants should dial 1-929-526-1599 and enter the conference ID number 406303. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.
About MP Materials
MP Materials Corp. (NYSE: MP) is the largest producer of rare earth materials in the Western Hemisphere. The Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”), the only rare earth mining and processing site of scale in North America. MP Materials produced approximately 15% of the rare earth content consumed in the global market in 2020. Separated rare earth elements are critical inputs for the magnets that enable the mobility of electric vehicles, drones, defense systems, wind turbines, robotics and many other high-growth, advanced technologies. MP Materials’ integrated operations at Mountain Pass combine low production costs with high environmental standards, thereby restoring American leadership to a critical industry with a strong commitment to sustainability. More information is available at https://mpmaterials.com/.
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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange filings and public conference calls and webcasts.
Forward Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, regarding the expected timing of completion of Stage II, expectations and timing of Stage III developments, including the location for Stage III, and projections of market opportunity.
These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MP Materials’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MP Materials. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of the projected financial information with respect to MP Materials; risks related to the rollout of MP Materials’ business strategy, including Stage II and Stage III, and the timing of expected business milestones; risks related to the construction of Stage II, including timing for completion and costs; risks related to MP Materials’ arrangements with Shenghe; the effects of competition on MP Materials’ future business; risks related to political and macroeconomic uncertainty; the impact of the global COVID-19 pandemic, including the Delta variant and other variants, on any of the foregoing risks; risks related to MP Materials’ ability to comply with various government regulations that are applicable to its business; risks relate to MP Materials’ ability to maintain its governmental licenses, registrations, permits, and approvals necessary for its business; and those factors discussed in MP Materials’ Annual Report on Form 10-K for the year ended December 31, 2020, and MP Materials’ Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, under the heading “Risk Factors,” and other documents to be filed by MP Materials, with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that MP Materials does not presently know or that MP Materials currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MP Materials’ expectations, plans or forecasts of future events and views as of the date of this press release. MP Materials anticipates that subsequent events and developments will cause MP Materials’ assessments to change. However, while MP Materials may elect to update these forward-looking statements at some point in the future, MP Materials specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing MP Materials’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Total Value Realized, and Production Costs. We define Adjusted EBITDA as our GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; transaction-related and other non-recurring costs; non-cash accretion of asset retirement and environmental obligations; gain or loss on sale or disposal of long-lived assets; write-downs of inventories; royalty expense to SNR; tariff rebates; and other income or loss, net. Adjusted Net Income is defined as our GAAP net income or loss excluding the impact of depletion; stock-based compensation expense; transaction-related and other non-recurring costs; gain on sale or disposal of long-lived assets; write-downs of inventories; royalty expense to SNR; tariff rebates; and other income or loss, net; adjusted to give effect to the income tax impact of such adjustments. Total Value Realized, which we use to calculate our key performance indicator, realized price per REO MT, is defined as GAAP product sales adjusted for the revenue impact of tariff-related rebates from Shenghe on account of prior sales, and, in connection with our sales of REO to Shenghe between July 1, 2019, and June 5, 2020, the Shenghe Implied Discount. The Shenghe Implied Discount is equal to the difference between (i) Shenghe’s average realized price, net of taxes, tariffs and certain other agreed-upon charges (such as one-time demurrage charges) on our products once sold to their ultimate customers and (ii) the amount of revenue we recognized on the sales of those products to Shenghe for sales between July 1, 2019, and June 5, 2020, which includes a non-cash portion. See Note 4, “Relationship and Agreements with Shenghe,” and Note 5, “Revenue Recognition,” in our Annual Report on Form 10-K for the year ended December 31, 2020, for more information on the Shenghe Implied Discount. Realized price per REO MT is calculated as the quotient of: (i) our Total Value Realized for a given period and (ii) our REO sales volume for the same period. Production Costs, which we use to calculate our key performance indicator, production cost per REO MT, is defined as our cost of sales (excluding depreciation, depletion and amortization), less stock-based compensation expense included in cost of sales, shipping and freight costs, and costs attributable to certain other sales, for a given period. Production cost per REO MT is calculated as the quotient of: (i) our Production Costs for a given period and (ii) our REO sales volume for the same period.
MP Materials’ management uses Adjusted EBITDA and Adjusted Net Income to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA and Adjusted Net Income provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials believes that the use of Adjusted EBITDA and Adjusted Net Income provide an additional tool for investors to use in evaluating projected operating results and trends. MP Materials believes realized price per REO MT, which utilizes the non-GAAP financial measure, Total Value Realized, is an important measure of the market price of the Company’s product. Furthermore, MP Materials believes production cost per REO MT sold, which utilizes the non-GAAP financial measure, Production Costs, is a key indicator of the Company’s production efficiency. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Contacts

Investors:
IR@mpmaterials.com

Media:
Matt Sloustcher
media@mpmaterials.com